Exhibit 10.6

LOCK-UP AGREEMENT

September 30, 2012

Each Shareholder referenced below:

Re:	Recapitalization Agreement (“Recap Agreement”) effective as of September 30, 2012, by and among VIASPACE Inc., a Nevada corporation (“VIASPACE”), VIASPACE Green Energy Inc., a British Virgin Islands corporation (“VGE”), Chang LLC and certain other parties who are signatories to this Agreement (collectively, with VIASPACE and VGE, the “Signatories”).

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Recap Agreement. Pursuant to Section ___ of the Recap Agreement and in satisfaction of a condition of the obligations of the Parties to the Recap Agreement, the undersigned Shareholders (“Shareholder”) irrevocably agree with VIASPACE that, from the date hereof (the “Effective Date”) until one hundred and eighty (180) days after the Closing (such period, the “Restriction Period”), the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock or Common Stock Equivalents beneficially owned, held or hereafter acquired by the undersigned (the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, VIASPACE shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Letter Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to each Shareholder to complete the transactions contemplated by the Recap Agreement and that VIASPACE (which shall be a third party beneficiary of this Letter Agreement) shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Recap Agreement.

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This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of VIASPACE and each of the Signatories. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of Georgia without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Northern District of Georgia and the courts of the State of Georgia located in Cobb County, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to VIASPACE at the address in effect for notices to it under the Recap Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and each Shareholder and that each Shareholder is not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.

This Letter Agreement may be executed in multiple counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

By its signature below, the Transfer Agent hereby acknowledges and agrees that, reflecting this Letter Agreement, it has placed an irrevocable stop transfer instruction on all Securities beneficially owned by the undersigned until the end of the Restriction Period. This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Shareholders.

*** SIGNATURE PAGE FOLLOWS***

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This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Signatory	Address for Notice	Number of Issued Shares of VIASPACE Common Stock as of Effective Date

/s/ Kevin Schewe Kevin Schewe, MD		100,000,000

/s/ Chung Hao Chang Chung Hao Chang		7,429,050

/s/ Jay Chang Jay Chang		7,429,050

Inter-Pacific Arts Corp. By: /s/ Sung Hsien Chang Sung Hsien Chang Authorized Member		56,889,650

Green Solutions Group By: /s/ Sung Hsien Chang Sung Hsien Chang Authorized Member		4,680,302

/s/ Sung Hsien Chang Sung Hsien Chang		1,415,060

Changs LLC By: /s/ Sung Hsien Chang Sung Hsien Chang Authorized Member		317,128,598

The Chang Family Foundation By: /s/ Sung Hsien Chang Sung Hsien Chang Authorized Member		30,000,000

By signing below, VIASPACE agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

By: /s/ Carl Kukkonen

Name: Carl Kukkonen

Title: CEO

Acknowledged and agreed to

as of the date set forth above:

[TRANSFER AGENT NAME]

By: ____________________________

Name:

Title:

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